UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 16, 2012

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 16, 2012, Timothy M. Walsh was appointed as a Class II Director of Ambassadors Group, Inc. (the “Company”) to fill an existing vacancy on the Company’s Board of Directors (“Board”).

Mr. Walsh has not served as a Board member for the Company in the past.  There are no arrangements or understandings between Mr. Walsh and any other person pursuant to which Mr. Walsh was appointed to the Board.  Furthermore, Mr. Walsh is not a party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Mr. Walsh will serve on the Company’s Audit Committee.

Each of the Company’s non-employee directors receive an annual fee of approximately $52,000 per year, paid $24,000 in cash and approximately $28,000 in equity.  Moreover, each of the Company’s non-employee directors receive $1,000 per Board meeting attended.  Committee members also receive up to $1,000 per committee meeting attended, when the committee meeting takes place on a day other than a Board meeting. Additionally, each director is reimbursed for certain out-of-pocket expenses incurred in connection with attendance at Board meetings.

Item 9.01   Financial Statements and Exhibits.

    Exhibit 99.1: Press Release, dated February 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AM AMBASSADORS GROUP, INC.

Date: February 16, 2012	By: By:	Anthony F. Dombrowik
ChJ.Anthony F. Dombrowik Senior Vice President, Chief Financial Officer (Principal financial officer)

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated February 16, 2012